Exhibit 21.5

Schedule of Subsidiaries As of July 31, 2010 Subsidiaries of Ecology and Environment, Inc. (the Company) as of July 31, 2010

		Percentage of Capital Stock of Subsidiary Owned by the Company

1.	Ecology & Environment Engineering, Inc. (a Colorado corporation)	100%
2.	E & E Unwelt-Beratung GmbH (a corporation formed under the laws of Germany)	100%
3.	Ecology and Environment de Mexico, S.A. de C.V. (a corporation formed under the laws of Mexico)	99.998%
4.	Ecology and Environment, S.A. (a corporation formed under the laws of Venezuela)	19%
5.	Ecology and Environment Eurasia (a corporation formed under the laws of the Russian Republic)	100%
6.	ecology and environment do brasil Ltda. (a limited liability partnership formed under the laws of Brazil)	52%
7.	Ecology & Environment of Saudi Arabia Co. Ltd. (a limited liability company formed under the laws of Saudi Arabia)	66 2/3%
8.	Ecology and Environment South America Inc. (a corporation formed under the laws of the Cayman Islands)	100%
9.	Ecology and Environment International Services, Inc. (EEIS) (a Delaware corporation)	100%
10.	Ecology and Environment de Chile, S.A. (a corporation formed under the laws of Chile)	99%	(1)
11.	Gestión Ambiental Consultores S.A. (a corporation formed under the laws of Chile)	55.1%	(2)
12.	Walsh Environmental Scientist & Engineers, LLC (Walsh) (a limited liability company formed under the laws of Colorado)	76.4783%
13.	Gustavson Associates, LLC (a limited liability company formed under the laws of Colorado, owned by Walsh)	73.3496%	(3)
14.	American Arab Aquaculture Company, Ltd. (a limited liability company formed under the laws of the Kingdom of Jordan)	51%
15.	Overstreet Orlando Mitigation Team, LLC (a limited liability company formed under the laws of Florida)	100%
16.	Walsh Peru, S.A. (a corporation formed under the laws of Peru, owned by Walsh)	71.5941%	(3)
17.	Serbiacios Ambiental Walsh, S.A. (a corporation formed under the laws of Ecuador, owned by Walsh)	51%	(3)
18.	Tianjin Green Engineering Company (a limited liability company formed under the laws of the People's Republic of China)	50%
19.	Consortium of International Consultants, LLC (a limited liability company formed under the laws of Delaware)	98%
20.	E & E International, LLC (a limited liability company formed under the laws of Russia, owned by EEIS)	99%
21.	E & E Environmental Services, LLC (a limited liability company formed under the laws of Russia, owned by E & E International, LLC)	100%
22.	YiYi Ecology and Environment Consulting (Wuxi) Co., Ltd. (formed under the laws of the People’s Republic of China)	100%
23.	Lowham-Walsh Engineering & Environment Services, LLC (formed under the laws of Wyoming)	80%	(3)

(1)	Listed percentage owned by Ecology and Environment South America, Inc.
(2)	Listed percentage owned by Ecology and Environment de Chile S.A.
(3)	Listed percentage owned by Walsh.